As filed with the Securities and Exchange Commission on April 11, 2013

Registration No. 333-40506

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

FREQUENCY ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-1986657 (I.R.S. Employer Identification Number)

55 Charles Lindbergh Blvd.
Mitchel Field, New York 11553
(516) 794-4500
(Address, including zip code, and telephone number, including area code of principal executive offices)

401(k) Savings Plan of Frequency Electronics, Inc.
(Full title of the Plans)

Alan L. Miller
Chief Financial Officer
Frequency Electronics, Inc.
55 Charles Lindbergh Blvd.
Mitchel Field, New York 11553
(516) 794-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated Filer ☐

Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller Reporting Company ☒

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File Number 333-40506) (the “Registration Statement”) of Frequency Electronics, Inc. (the “Company”), which was filed with the Securities and Exchange Commission and became effective on June 30, 2000.  The Registration Statement registered 250,000 shares of common stock of the Company, par value $1.00 per share, and an indeterminate amount of interests to be offered or sold pursuant to the Frequency Electronics, Inc. 401(k) Savings Plan (the “Plan”).

The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to withdraw from registration the indeterminate amount of interests under the Plan previously registered under the Registration Statement.

The Company is also amending the Registration Statement to include a new power of attorney as Exhibit 24.1, which shall replace and supersede for all purposes the power of attorney that was previously filed as Exhibit 24.1 to the Registration Statement.

Except as expressly amended as set forth above, the Registration Statement shall not be affected by this Post-Effective Amendment No. 1 to the Registration Statement and shall remain in full force and effect.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description
24.1	Power of Attorney (set forth on the signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mitchel Field, State of New York, on the 11th day of April, 2013.

FREQUENCY ELECTRONICS, INC.
By: /s/ Alan L. Miller
Name: Alan L. Miller
Title: Secretary, Treasurer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan L. Miller his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on the dates indicated.

Signature	Title	Date

/s/ Martin B. Bloch	President and Chief Executive Officer	April 11, 2013
Martin B. Bloch	(Principal Executive Officer)

/s/ Alan L. Miller	Secretary, Treasurer and Chief Financial Officer	April 11, 2013
Alan L. Miller	(Principal Financial and Accounting Officer)

/s/ Joseph P. Franklin	Chairman of the Board of Directors	April 11, 2013
Joseph P. Franklin

/s/ Joel Girsky	Director	April 11, 2013
Joel Girsky

/s/ S. Robert Foley	Director	April 11, 2013
S. Robert Foley

/s/ Richard Schwartz	Director	April 11, 2013
Richard Schwartz

Plan.  Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees of the Frequency Electronics, Inc. 401(k) Savings Plan have caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mitchel Field, State of New York, on the 11th day of April, 2013.

Frequency Electronics, Inc. 401(k) Savings Plan (Name of Plan)

By:

/s/Robert Klomp
Robert Klomp, Trustee

/s/Markus Hechler
Markus Hechler, Trustee

/s/Marvin Meirs
Marvin Meirs, Trustee

/s/Alan Miller
Alan Miller, Trustee